Exhibit 5.2

July 16, 2010

Continental Resources, Inc.

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as General Counsel for Continental Resources, Inc., an Oklahoma corporation (the “Company”), and Banner Pipeline Company, L.L.C., an Oklahoma limited liability company (the “Guarantor”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). I have reviewed a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of (i) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to (a) a senior indenture to be entered into between the Company, the Guarantor, if a party thereto, and a trustee the Company will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.5 to the Registration Statement, and one or more supplemental indentures thereto or (b) a subordinated indenture to be entered into among the Company, the Guarantor, if a party thereto, and a trustee the Company will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.6 to the Registration Statement, and one or more supplemental indentures thereto; (ii) if applicable, guarantees of the Debt Securities (the “Guarantees”) by the Guarantor; (iii) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”); and (iv) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”). The Debt Securities, Guarantees, Common Stock and Preferred Stock are collectively referred to as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company and (ii) such other certificates, statutes

Continental Resources, Inc.

July 16, 2010

and other instruments and documents and other matters of fact and questions of law as I have considered appropriate for purposes of the opinions hereafter expressed. With your consent, I have relied upon certificates and other assurances of officers of the Company, the Guarantor, and others as to factual matters without having independently verified such factual matters. I am opining herein as to the Oklahoma General Corporation Act and the internal laws of the State of Oklahoma, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal laws or the laws of any local agencies within any state.

In connection with this opinion, I have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Securities will be issued and sold in compliance with applicable federal and state securities laws in the manner described in the Registration Statement.

Subject to the foregoing and the other matters set forth herein, I am of the opinion that, as of the date hereof:

(1)	When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassesable.

(2)	When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act but is not to be used, circulated, quoted or otherwise relied on for any other purpose. I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name in the Prospectus under the heading “Legal Matters.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Donald P. Fischbach